                                                                    EXHIBIT 12.1



                                           ------------------------
                                              Nine months ended
                                           ------------------------
                                                          Pro forma                  Pro forma
FIXED CHARGES:                               9-30-2000    9-30-2000     9-30-1999   12-31-1999     12-31-1999
                                           --------------------------------------------------------------------
Pre-tax income from continuing operations    (16,490,138) (17,453,716)  (9,748,241)  (16,578,497)   (16,225,127)

Earnings                                     (12,273,293) (12,273,293)  (8,281,949)  (13,688,533)   (13,688,533)

Fixed charges:
     Interest                                  3,447,895    4,411,473    1,078,342     1,898,397      1,545,027
     Amortization of loan acquisition costs      484,495      484,495        3,534         4,712          4,712
     Interest element of rental expense          571,328      571,328      322,663       897,658        897,658
                                             -----------   ----------    ---------    -----------    ----------
   Total Fixed Charges                         4,503,718    5,467,296    1,404,539     2,800,767      2,447,397
                                             -----------   ----------    ---------    -----------    ----------

                                             -----------   ----------    ---------    -----------    ----------
Deficiency of earnings to fixed charges      (16,777,011) (17,740,589)  (9,686,488)  (16,489,300)   (16,135,930)
                                             ===========   ==========    =========    ===========    ==========





FIXED CHARGES:                              12-31-1998     12-31-1997    12-31-1996    12-31-1995
                                            -------------- ------------  -----------   ---------
Pre-tax income from continuing operations   (12,183,659)   (3,860,354)    (799,665)     (340,413)

Earnings                                    (10,692,799)   (3,559,668)    (799,541)     (316,400)

Fixed charges:
     Interest                                 1,249,442       770,026          124        23,643
     Amortization of loan acquisition costs       4,712        22,749           --           370
     Interest element of rental expense         591,327        36,666           --            --
                                            -----------    ----------    ---------      --------
   Total Fixed Charges                        1,845,481       829,441          124        24,013
                                             -----------   ----------  -----------   -----------

                                             -----------   ----------  -----------   -----------
Deficiency of earnings to fixed charges      (12,538,281)  (4,389,109)    (799,665)     (340,413)
                                             ===========   ==========  ===========  ===========